SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 21, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i) On December 21, 2012, Zion Oil & Gas, Inc. (hereinafter, the “Company”) appointed Kent S. Siegel to the Board of Directors (the “Board”) of the Company. Mr. Siegel will assume his position as director effective January 1, 2013. Mr. Siegel is not being appointed to any Board committee at this time.

Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Operating Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984.  Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA.  Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctor   from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering.

There are no arrangements or understandings between Mr. Siegel and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Siegel and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Information regarding compensation paid to Mr. Siegel in consideration for his previous services as Chief Financial Officer of the Company was included in the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on June 21, 2011.

The Company compensates non-employee directors at an annual rate of $18,000, excluding additional amounts payable in respect of Board committees on which a director may serve. For his services on the Board, Mr. Siegel will be compensated as a non-employee director.

Mr. Siegel will be a Class I director up for reelection at the 2015 annual stockholders meeting.

(ii) On December 21, 2012, the compensation committee (the “Compensation Committee”) of the Company’s Board approved grants of options under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) to senior executive officers and other non-management employees and service providers to purchase a total of 394,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In all cases, the options granted by the Compensation Committee have a ten-year term and are scheduled to vest on a quarterly basis, in eight equal quarterly installments at the end of each quarter, beginning with the quarter ending December 31, 2012. The options have an exercise price per share equal to $1.70, which was the closing price per share of the Company's Common Stock on December 21, 2012, the trading day immediately preceding the grant date.

From the above grants, Victor G. Carrillo, the Company’s President and Chief Operating Officer, received options to purchase 50,000 shares and Ilan Sheena, the Company’s Chief Financial officer, received options to purchase 35,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 28, 2012

Zion Oil and Gas, Inc.

By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer